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                                                                    EXHIBIT 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation into this Form 10/A of our report dated March 8, 2000, which was previously filed with the Securities and Exchange Commission on June 19, 2000 in connection with the Registrant's Registration Statement on Form S-1/A (File No. 333-31984).



PricewaterhouseCoopers, ehf
Reykjavik, Iceland
June 19, 2000



/s/ Valdimar Gudnason
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    Valdimar Gudnason


/s/ Vignir R. Gislason
----------------------
    Vignir R. Gislason